UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 5, 2015

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2015 Bonus Plan

At a meeting held on March 5, 2015, the independent members of the Board of Directors of Adamis Pharmaceuticals Corporation (the “Company”), based on a recommendation by the Compensation Committee, approved the Adamis Pharmaceuticals Corporation 2015 Bonus Plan (the “2015 Bonus Plan”). The terms of the 2015 Bonus Plan establish for each level of Company employee, including the Company’s executive officers but excluding field sales employees of the Company, a target cash bonus amount, expressed as a percentage of base salary. Under the terms of the 2015 Bonus Plan, bonus payments will be based on an evaluation by the Compensation Committee, as well as the independent members of the Board of Directors, of the Company’s achievement of corporate performance goals for 2015. The corporate performance goals for 2015 were also approved by the Board based on a recommendation of the Compensation Committee and include the achievement of performance targets and business goals with respect to the Company’s financial results, capital raising activities, pre-clinical and clinical trial activities, regulatory activities and approvals, product development and product commercialization activities.

The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the underlying plan, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1Adamis Pharmaceuticals Corporation 2015 Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: March 11, 2015	By:	/s/ Robert O. Hopkins
	Name:	Robert O. Hopkins
	Title:	Chief Financial Officer

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